UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 2, 2011

Max Sound Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of principal executive offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On August 2, 2011 (the “Closing Date”), Max Sound Corporation (“we,” “us,” “our,” or the “Company”) entered into a subscription agreement (“Subscription Agreement”) with certain investors (the “Investors”) for the issuance and sale of 18,857,000 shares of the Company’s common stock, $.0001 par value per share, for $0.10 per share, aggregating $1,857,000 in gross proceeds (the “Offering”). The shares sold pursuant to the Offering do not have any registration rights. The offering was conducted by the officers of the Company. Other than an Asset Sale Agreement that the Company previously entered into with Adam Nelson, as disclosed in the Form 8-K filed with the SEC on January 21, 2011, there are no other material relationships between the Company and the Investors.

A copy of the Subscription Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The descriptions of the transactions contemplated by these documents do not purport to be complete and are qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on August 2, 2011, pursuant to the Subscription Agreement, we issued an aggregate of 18,857,000 shares of common stock, for aggregate gross proceeds of $1,885,700. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement by and between Max Sound Corporation and certain investors dated August 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: October 24, 2011	By:	/s/John Blaisure
John Blaisure President, Chief Executive Officer,

MAX SOUND CORPORATION

Date: October 24, 2011	By:	/s/Greg Halpern
Greg Halpern Chief Financial Officer and Chairman of the Board (Principal Financial Officer)